EXHIBIT 10.2

LETTER OF INTENT

Party A: Chengdu Qianfeng Digital Audio/Video Equipment Co. Ltd. of China

Party B: China NetTV Corp.
         (registered in BVI, the subsidiary company of Richco Investors Inc.)

Through friendly straightforward communications, both Parties come to an agreement on the development of China cable digital TV broadcasting (DTV-C) and the marketing of digital set top box, and agree to set up a joint venture company named Chengdu Qianfeng NetTV Co., Ltd., so as to adequately utilize the resources of both Parties, complement each other and unite each other. The Parties hereby agree as follows:

1. Both parties set up the Joint Venture Company in Chengdu, Sichuan province, China. Party A will contribute all its assets (including tangible assets and intangible assets). Party B will contribute cash.

2. The organization form of the joint venture company is a limited liability company. Each party to the joint venture company is liable to the joint venture company within the limit of the capital subscribed by it. The profits, risks and losses of the joint venture company shall be shared by the Parties in proportion to their contributions of the registered capital.

3. The total amount of investment of the joint venture company is US$20.6 million that can be changed into RMB Yuan 170.362 million (US$1 is equal to RMB Yuan 8.27). Thereinto, Party A owns 49% of the total amount and Party B owns 51% of the total amount.

4. Party A contributes all its effective assets such as cash and equipment based on an appraisal. Party B contributes cash and will pay its contribution in two stages.

5. If there is something not mentioned here, it shall be settled through friendly consultations between both parties.

6. There are four copies of the agreement. Each party holds two. This agreement will take effect as soon as the representatives of both parties sign it.

Chengdu Qianfeng Digital                        China NetTV Corp.
AV Equipment Co., Ltd.

Signature:  /s/ Jiufu Jiang                     Signature:  /s/ Ernest K. Cheung
            ------------------------                        --------------------

Date:  April 6, 2000                            Date:  April 6, 2000